1
HIGHLY CONFIDENTIAL
Amendment Request
Exide is requesting certain amendments to its DIP facilities to provide for the necessary time to confirm the Plan and finalize the exit ABL revolver
30-day extension of maturity
Continued availability under the DIP revolver
Maturity Date
April 30, 2015 (1 month extension)
Milestone
Plan Confirmation Order entered by Bankruptcy Court by April 10, 2015
Certain
Provisions
Prohibit optional prepayment of DIP Term Loan prior to full repayment of Revolver Obligations and termination of Revolver Commitments
Add Agent consent in addition to Required Revolver Lender direction to enforce rights and exercise remedies
Reversal or termination of Confirmation Order, Backstop Commitment Agreement, or Plan Support Agreement will be an Event of Default
Amendment Fee
and Timing
20 bps to consenting lenders
Signature pages due by Thursday March 26 at 5:00pm New York time
Exhibit 99.1